SECURITIES AND EXCHANGE COMMISSION
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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Buyer Group International, Inc.
(Exact Name of Small Business Issuer in its Charter)

Nevada		20-8490081
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

Buyer Group International, Inc.
812 Creekline Way
McKinney, TX 75070
(866) 980-2974
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Buyer Group International, Inc.
812 Creekline Way
McKinney, TX 75070
(866) 980-2974
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

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CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001(1)(2)	5,000,000	$0.03	$150,000	$5.90
Common Stock, par value $0.001(3)	5,000,000	$0.03	$150,000	$5.90
Total	10,000,000		$300,000	$11.80

(1) The shares of our Common Stock being registered hereunder are being registered for resale by Dutchess Private Equities Fund, Ltd named in the prospectus. For purposes of estimating the number of shares of our Common Stock to be included in this registration statement, we calculated a good faith estimate of the number of shares that we believe may be issuable pursuant to the equity line financing to account for market fluctuations.

(2) The number of shares being registered for the financing is 5,000,000 which is 1/3 of our 15,000,000 non-affiliate outstanding common shares issued and outstanding as of June 12, 2008.

(3) Represents 5,000,000 shares of common stock issuable in connection with an agreement with Paradise Capital Group, LLC. The price of $.03 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act

(4)  Our  Common  Stock  is  registered  under  Section  12(g) of the Securities Exchange  Act  of  1934,  as  amended, and can be traded on the over-the-counter market  on  the  Pink Sheets under the symbol "BYRG." As of June 23, 2008, our shares were trading at a price of $0.035 per common share.  Selling security holders may sell their shares for the prevailing market prices or privately negotiated prices.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JUNE __, 2008

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

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BUYER GROUP INTERNATIONAL, INC.
10,000,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 10,000,000 shares of our Common Stock, par value $.001 per share ("Common Stock") of which 5,000,000 are issuable to Dutchess Private Equities Fund, Ltd. ("Dutchess"), and 5,000,000 are issuable in connection with our agreement with Paradise Capital Group, LLC(collectively “The Selling Security Holders”). The Selling Security holders may sell their common stock from time to time at prevailing market prices.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is quoted on the over-the-counter market and prices are reported on the Pink Sheets under the symbol "BYRG." As of June 23, 2008 our shares were trading at a price of $0.035 per common share. Selling security holders may sell their shares for the prevailing market prices or privately negotiated prices.

THIS COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION.  PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision .

About Our Company

Buyer Group International, Inc., (“BGI”) was incorporated in November 1994 in the State of Nevada under the name Curlew Resource Corporation. In December of 2006, we filed a certificate of amendment changing our name to Buyer Group International, Inc.  In May of 2008, we filed a certificate of amendment increasing our authorized shares to 400,000,000.

Our ultimate goal is to build an exchange for property owners that either want to upgrade or downgrade their living options by creating a “swap space” where the company can carry or participate in real estate transaction instead of traditional broker’s fees which total 5-7% of a real estate transaction.  The market for this type of transaction will grow to $6 Billion in 7-10 years.  The purpose is to identify and invest capital into real estate markets that experience abrupt shift in supply/demand conditions while the underlying fundamentals have changed little.  BGI currently invests in areas of existing housing, and residential lots slated for build-out or development closeout, distressed condition or even distressed financial capitalization such as bankruptcy and foreclosure or back taxes owed on the land.

Where You Can Find Us

We presently maintain our principal offices at 812 Creekline Way, McKinney, Texas 75070.
Our phone number is (866) 980-2974.

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THE OFFERING

COMMON SHARES OUTSTANDING PRIOR TO OFFERING
Common Stock, $0.001 par value	60,000,000

Common Stock Offered by Selling Securityholders	10,000,000

Use of Proceeds	We will not receive any proceeds from the sale by the Selling Security holders of shares in this offering, except upon draw downs made pursuant to the equity line.

Risk Factors	An investment in our common stock involves a high degree of risk and could result in a loss of your entire investment.

OTC Symbol	BYRG.PK

Executive Offices	Currently, our executive offices are located at: 812 Creekline Way McKinney, Texas 75070. Our phone number is (866) 980-2974.

DISCLOSURE REGARDING OUR RECENT FINANCING

Terms of Financing Documents

Transaction with Dutchess Private Equities Fund LTD.

On June 12, 2008 we entered into an Investment Agreement (the “Agreement”) and a Registration Rights Agreement with Dutchess Private Equities Fund, Ltd. (the “Investor”). Pursuant to this Agreement, the Investor shall commit to purchase up to $10,000,000 of our common stock over the course of thirty-six (36) months. The Agreement provides that, from time to time, we may deliver a notice to the Investor. Such notices will state the dollar amount of common stock that we desire the Investor to purchase subject to the limits of the Agreement. Upon receipt of a put notice, the Investor is obligated to purchase from us, during the relevant pricing period, shares having an aggregate purchase price equal to, at our election, either (i) up to $250,000 or (ii) 200% of the average daily volume (U.S. market only) of the common stock for the ten (10) trading days prior to the applicable Put Notice Date, multiplied by the average of the three (3) daily closing bid prices immediately preceding the Put Date. The put date shall be the date that the Investor receives a put notice of a draw down by us. During the Open Period, the Company shall not be entitled to submit a Put Notice until after the previous Closing has been completed. The Purchase Price shall be set at ninety-three percent (93%) of the Lowest Closing Best Bid price of the Common Stock during the pricing period. The Pricing Period shall be the five (5) consecutive trading days immediately after the put notice date. There are put restrictions applied on days between the put date and the closing date with respect to that particular put. During this time, we shall not be entitled to deliver another put notice. Further, we shall reserve the right to withdraw that portion of the put that is below seventy-five percent (75%) of the lowest closing bid prices for the 10-trading day period immediately preceding each put notice.

We are obligated to file a registration statement with the Securities and Exchange Commission (“SEC”) covering 5,000,000 shares of the common stock underlying the Investment Agreement within 15 days after the closing date. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the closing date. We shall have an ongoing obligation to register additional shares of our common stock as necessary underlying the draw downs.

Conditions To Investor's Obligation To Purchase Shares. We shall not be entitled to deliver a Put Notice and the Investor shall not be obligated to purchase any Shares at a Closing (as defined in Section 2(G)of the Agreement) unless each of the following conditions are satisfied:

(I)    a Registration Statement shall have been declared effective and shall remain effective and available for the resale of all the Registrable Securities (as defined in the Registration Rights Agreement) at all times until the Closing with respect to the subject Put Notice;

(II)    at all times during the period beginning on the related Put Notice Date and ending on and including the related Closing Date, the Common Stock shall have been listed on the Principal Market and shall not have been suspended from trading thereon for a period of two (2) consecutive Trading Days during the Open Period and the Company shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the Common Stock;

(III)    the Company has complied with its obligations and is otherwise not in breach of or in default under, this Agreement, the Registration Rights Agreement or any other agreement executed in connection herewith which has not been cured prior to delivery of the Investor’s Put Notice Date;

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(IV)    no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; and

(V)    the issuance of the Securities will not violate any shareholder approval requirements of the Principal Market.

If any of the events described in clauses (I) through (V) above occurs during a Pricing Period, then the Investor shall have no obligation to purchase the Put Amount of Common Stock set forth in the applicable Put Notice.

Mechanics Of Purchase Of Shares By Investor.

Subject to the satisfaction of the conditions set forth in Sections 2(E), 7 and 8 of the Agreement, the closing of the purchase by the Investor of Shares (a "Closing") shall occur on the date which is no later than seven (7) Trading Days following the applicable Put Notice Date (each a "Closing Date"). Prior to each Closing Date, (I) the Company shall deliver to the Investor pursuant to this Agreement, certificates representing the Shares to be issued to the Investor on such date and registered in the name of the Investor; and (II) the Investor shall deliver to the Company the Purchase Price to be paid for such Shares, determined as set forth in Section 2(B) of the Agreement. In lieu of delivering physical certificates representing the Securities and provided that the Company's transfer agent then is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Investor, the Company shall use all commercially reasonable efforts to cause its transfer agent to electronically transmit the Securities by crediting the account of the Investor's prime broker (as specified by the Investor within a reasonably in advance of the Investor's notice) with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

The Company understands that a delay in the issuance of Securities beyond the Closing Date could result in economic damage to the Investor. After the Effective Date, as compensation to the Investor for such loss, the Company agrees to make late payments to the Investor for late issuance of Securities (delivery of Securities after the applicable Closing Date) in accordance with the following schedule (where "No. of Days Late" is defined as the number of trading days beyond the Closing Date, with the Amounts being cumulative.):

LATE PAYMENT FOR EACH NO. OF DAYS LATE	$10,000 WORTH OF COMMON STOCK
1	$100
2	$200
3	$300
4	$400
5	$500
6	$600
7	$700
8	$800
9	$900
10	$1,000
Over 10	$1,000 + $200 for each
Business Day late beyond 10 days

The Company shall make any payments incurred under this Section in immediately available funds upon demand by the Investor.  Late payments shall continue to accrue cumulatively on a daily basis at a rate in accordance with the Late Payment schedule directly above. For example: should we deliver $10,000 worth of our common stock three days late, we would be responsible for a late payment penalty of $600. If we should deliver $30,000 worth of our common stock three days late, we would be responsible for a late payment penalty of $1,800. If we should deliver $10,000 worth of our common stock twelve days late, we would be responsible for a late payment penalty of $8,100. If we should deliver $30,000 worth of our common stock twelve days late, we would be responsible for a late payment penalty of $24,300. There is no maximum late payment penalty. Late payment penalties shall cease to accrue upon the issuance date of our common stock due under the terms of the Investment Agreement. We shall remain liable to the Investor for all late payment penalties accrued up to the date of issuance until such penalties are paid to or released by the Investor. Under the terms of the Investment Agreement, any outstanding late payment penalty balance will not be subject to an interest rate or additional fee. The failure of the Investor to make a demand upon the Company for any payments under this section shall not excuse the Company from its obligation to make any such payments in the future. Nothing herein shall limit the Investor's right to pursue actual damages for the Company's failure to issue and deliver the Securities to the Investor, except that such late payments shall offset any such actual damages incurred by the Investor, and any Open Market Adjustment Amount.  The Open Market Adjustment Amount is the amount equal to the excess, if any of the Investor’s total purchase price (including brokerage commissions, if any) for the Open Market Share Purchase minus the net proceeds (after  brokerage commissions, if any) received by the Investor from the sale of the Put Shares Due.  The “open market adjustment amount” would be incurred if, by the (3rd) business day after the Closing Date, the Company fails to deliver any portion of the shares of the Put to the Investor (the “Put Shares Due”) and the Investor purchases, in an open market transaction or otherwise, shares of Common Stock necessary to make delivery of shares which would have been delivered if the full amount of the shares to be delivered to the Investor by the Company (the “Open Market Share Purchase”), then the Company shall pay to the Investor, in addition to any other amounts due to the Investor pursuant to the Put, and not in lieu thereof, the Open Market Adjustment Amount. In the case where an Open Market Adjustment amount is incurred, the Company shall pay to the Investor the Open Market Adjustment amount in addition to any late fees as described above.

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Overall Limit On Common Stock Issuable.

If during the Open Period the Company becomes listed on an exchange that limits the number of shares of Common Stock that may be issued without shareholder approval, then the number of Shares issuable by the Company and purchasable by the Investor, shall not exceed that number of the shares of Common Stock that may be issuable without shareholder approval (the "Maximum Common Stock Issuance").  If such issuance of shares of Common Stock could cause a delisting on the Principal Market, then the Maximum Common Stock Issuance shall first be approved by the Company's shareholders in accordance with applicable law and the By-laws and Amended and Restated Certificate of Incorporation of the Company, if such issuance of shares of Common Stock could cause a delisting on the Principal Market. The parties understand and agree that the Company's failure to seek or obtain such shareholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Securities or the Investor's obligation in accordance with the terms and conditions hereof to purchase a number of Shares in the aggregate up to the Maximum Common Stock Issuance limitation, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation provided in Section 2(H) of the Agreement.

(I)  If, by the third (3rd) business day after the Closing Date, the Company fails to deliver any portion of the shares of the Put to the Investor (the "Put Shares Due") and the Investor purchases, in an open market transaction or otherwise, shares of Common Stock necessary to make delivery of shares which would have been delivered if the full amount of the shares to be delivered to the Investor by the Company (the "Open Market Share Purchase") , then the Company shall pay to the Investor, in addition to any other amounts due to Investor pursuant to the Put, and not in lieu thereof, the Open Market Adjustment Amount (as defined below).  The "Open Market Adjustment Amount" is the amount equal to the excess, if any, of (x) the Investor's total purchase price (including brokerage commissions, if any) for the Open Market Share Purchase minus (y) the net proceeds (after brokerage commissions, if any) received by the Investor from the sale of the Put Shares Due.  The Company shall pay the Open Market Adjustment Amount to the Investor in immediately available funds within five (5) business days of written demand by the Investor.  By way of illustration and not in limitation of the foregoing, if the Investor purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover an Open Market Purchase with respect to shares of Common Stock it sold for net proceeds of $10,000, the Open Market Purchase Adjustment Amount which the Company will be required to pay to the Investor will be $1,000.

Limitation On Amount Of Ownership. in no event shall the Investor be entitled to purchase that number of Shares, which when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the 1934 Act), by the Investor, would exceed 4.99% of the number of shares of Common Stock outstanding on the Closing Date, as determined in accordance with Rule 13d-1(j) of the 1934 Act.

Number of Shares Underlying The Equity Line. There is no limit to the number of shares that we may be required to obtain funds from the Equity Line as it is dependent upon our share price, which varies from day to day. This could cause significant downward pressure on the price of our common stock. The following table shows the effect on the number of shares required for a Put Notice for the value of the full Equity Line, in the event the common stock price declines by 25%, 50% and 75% from the trading price.

		Price Decreases By
	06/12/2008	25%	50%	75%
Lowest Closing Best Bid Price during the Purchase Period (as defined above)	$0.03	$0.0225	$0.015	$0.0075
Purchase Price (defined above as 93% of the Lowest Closing Best Bid Price)	$0.0291	$0.02095	$0.01395	$0.006975
Number Subject to the Put if 100% of the Equity Line is Executed.	343,642,611	477,326,968	716,845,878	1,433,691,756

The Company entered into the Investment Agreement with the intention to grow its business and expand its operating level, which in turn should increase the value of the Company. Because of the nature of the Investment Agreement it appears unlikely that the Company will be able to draw down the full $10,000,000 without significant positive value being added to the Company as a result of the aggregate draw downs.

The Company is limited to the number of shares it may register in connection with its equity line agreement by Rule 415. Under Rule 415, the Company may register a maximum of 1/3 of its outstanding non-affiliated shares. As of June 12, 2008, the Company has 15,000,000 non-affiliate shares outstanding. Therefore the Company has the option of registering up to 5,000,000 shares in this registration statement. However, under the terms of the Registration Rights Agreement entered into by the Company in conjunction with the equity line Agreement, the Company is obligated to register 5,000,000 shares of its stock. Should the Company draw down from the equity line to where the shares registered in this registration statement are depleted, the Company may register additional shares in subsequent registration statements to draw down upon.

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The monetary value of each of the Company’s draw downs under the equity line is tied directly to the Company’s share price, creating an inverse relationship between the Company’s share price and the number of shares the Company will be required to transfer to the Investor per each dollar of the equity agreement that the Company draws down upon. The Company understands that each Put executed by the Company under the agreement will have an immediate negative effect on its stock price. The Company also understands that it is limited by Rule 415 as to how many shares it may register in connection with this equity line agreement. Therefore, the limit imposed upon the Company by Rule 415 as to how many shares may be registered to satisfy the agreement, decreases the likelihood that the Company will have enough registered shares to draw down the full $10,000,000 equity line.

Because the Company’s ability to draw down upon the equity line is directly connected to the market price of the Company’s common stock, it is in the Company’s best interest to maximize its effective use of the funds to ensure its ability to draw additional funds from the equity line.

Conversion Limitation.

The Investors have contractually agreed to restrict their ability to receive Notice of a Put and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion does not exceed 4.99% of the then issued and outstanding shares of our common stock.

Value of Shares

The market price for the Company’s common stock on the Issuance Date was $0.03 per share based upon the closing price that day. Using this market price per share, the maximum dollar value of the 5,000,000 common shares the Company is registering under this Registration Statement is $150,000.

Fees and Payments Associated with Transaction

The following table discloses the dollar amount of each payment (including the dollar value of any payments to be made in common stock) in connection with the financing that the Company has paid, or may be required to pay to any Selling Stockholder, any affiliate of a Selling Stockholder, or any person with whom any Selling Stockholder has a contractual relationship regarding the transaction. The table also reflects the potential net proceeds to the Company from the Puts and the total possible payments to all selling shareholders and any of their affiliates in the first year following the execution of the Put. We intend to use all proceeds received in connection with the financing transaction for general corporate, business development and working capital purposes.  For purposes of this table, we assumed that the Company executed a Put for $250,000.

There are no other persons with whom any Selling Stockholder has a contractual relationship with regarding the transaction.

Placement Agent Fee(1)	Structuring, Due Diligence and Legal Fees(2)	Maximum Possible Interest Payments(3)	Maximum Redemption Premium(4)	Maximum Possible Liquidated Damages(5)	Maximum First Year Payments(6)	Maximum Possible Payments(6)	Net Proceeds to Company(7)

$0	$27,000	$0	$0	$0	$0	$0	$223,000
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(1)	A Placement Agent was not involved in this financing.

(2)	The Company paid $27,000 in structuring, due diligence and legal fees to Anslow & Jaclin, LLP, our legal counsel in connection with the transaction.

(3)	The Financing agreement does not include instruments which bear interest.

(4)	The Financing agreement does not include instruments bearing a premium for early redemption.

(5)	The Financing agreement does not provide for liquidated damages.

(6)	The Financing agreement is not structured in a way where any payments are to be made directly by the Company.

(7)	Total net proceeds to the Company including the structuring and due diligence fees and legal fees of $27,000.

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Puts

The following table discloses the total possible profit Selling Stockholders could realize as a result of the conversion discount for the securities involved in the June 12, 2008 Equity Line Financing.

Lowest Closing Best Bid Price during the Purchase Period (1)	Purchase Price (2)	Shares Underlying The Equity Line(3)	Combined Market Price of Shares(4)	Total Purchase Price(5)	Total Possible Discount to Market Price(6)

$0.03	$0.0279	358,422,939	$10,752,688	$10,000,000	$752,688

(1)	Market price per share of our common stock on the Date of the Agreement (June 12, 2008).

(2)
The Purchase Price per share of our common stock underlying the Equity Line on the Date of the Agreement is calculated as the lowest closing best bid price during the purchase period, where the purchase period is the five (5) consecutive trading days following the Put Date, less a 7% discount.

(3)
Total number of shares of common stock underlying the Equity Line assuming the Company issued a Put for the entire Equity Line as of the Issuance Date. Since the Purchase Price may fluctuate as market prices fluctuate, the actual number of shares that underlie the Equity Line will also fluctuate.

(4)	Total market value of shares of common stock underlying the Equity Line assuming full conversion as of the Date of the Agreement based on the market price on the Issuance Date.

(5)	Total value of shares of common stock underlying the Equity Line assuming the Company issued a Put for the Entire Equity Line as of the Issuance Date based on the Purchase Price.

(6)	Discount to market price calculated by subtracting the total Purchase Price (result in footnote (5)) from the Combined Market Price (result in footnote (4)).

Prior Securities Transactions with Selling Stockholders

We have not engaged in any prior securities transactions with the Selling Stockholders, any affiliates of the Selling Stockholders, or any person with whom any Selling Stockholder has a contractual relationship regarding the transaction (or any predecessors of those persons).

Shares Outstanding Prior to the Transaction

The following table discloses certain information comparing the number of shares outstanding prior to the transaction, number of shares registered by the Selling Stockholders, or their affiliates, in prior registration statements (along with that number still held and number sold pursuant to such prior registration statement) and the number of shares registered for resale in this Registration Statement relating to the financing transaction.

Number of shares outstanding prior to Equity Line Financing transaction held by persons other than the Selling Stockholders, affiliates of the Company and affiliates of the Selling Stockholders.	60,000,000

Number of shares registered for resale by Dutchess or affiliates in prior registration statements.	0

Number of shares registered for resale by Dutchess or affiliates of Dutchess that continue to be held by Dutchess or affiliates of Dutchess.	0

Number of shares sold in registered resale by Dutchess or affiliates of Dutchess.	0

Number of shares registered for resale on behalf of Dutchess or affiliates of Dutchess in current transaction.	5,000,000

Shorting and Prior Transactions with Selling Stockholders

To the best of our knowledge, and based on information obtained from the Selling Stockholders, none of the selling shareholders have an existing short position in the Company’s common stock.

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Other than entering into the June 12, 2008 Financing Agreement, the Company has not in the past three (3) years, engaged in any securities transaction the Selling Stockholder, any affiliates of the Selling Stockholder, or, after due inquiry and investigation, to the knowledge of the management of the Company, any person with whom any Selling Stockholder has a contractual relationship regarding the transaction (or any predecessors of those persons).

Pursuant to Section 3 (C) of the Investment Agreement, the Investor has agreed not to sell the Company’s stock short, either directly or indirectly through its affiliates, principals or advisors, the Company’s common stock during the term of the Investment Agreement.  However, a sale of the Company’s common stock that is the subject of the put, prior to delivery of the put shares is contemplated by the “open market adjustment” period of the Investment Agreement.  The “open market adjustment amount” contemplates a sale prior to delivery of the put shares because the Investor is able to sell of the Company’s common stock prior to the Company delivering put shares due.  The Open Market Adjustment Amount is the amount equal to the excess, if any of the Investor’s total purchase price (including brokerage commissions, if any) for the Open Market Share Purchase minus the net proceeds (after  brokerage commissions, if any) received by the Investor from the sale of the Put Shares Due.  In the instance where the Investor has to purchase shares to cover the put shares due, the Open Market Adjustment amount may increase due to our small and thinly traded public float.

Warrants

No warrants were issued in connection with the June 12, 2008 financing transaction.

Notes

No notes were issued in connection with the June 12, 2008 financing transaction.

SUMMARY INFORMATION AND RISK FACTORS

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis and Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data for the years ended December 31, 2007 and 2006 are derived from our audited financial statements. The statement of operations and balance sheet data for the three months ended May 31, 2008 is derived from our unaudited financial statements.

	FOR THE THREE MONTHS ENDED MARCH 31, 2008	YEAR ENDED DECEMBER 31, 2007	YEAR ENDED DECEMBER 31, 2006
	(unaudited)	(audited)	(audited)
STATEMENT OF OPERATIONS

Revenues	$37,100	$102,821	$108,561
Total Operating Expenses	36,270	161,655	407,950
Net Loss	(2,294)	(58,834)	(299,389)

	AS OF MARCH 31, 2008	AS OF DECEMBER 31, 2007
BALANCE SHEET DATA	(unaudited)	(audited)

Cash	$45,148	$223
Total Assets	67,311	13,165
Total Liabilities	44,425	45,285
Stockholders’ Equity	22,886	(32,120)

WHERE CAN YOU FIND US

We presently maintain our principal offices at 812 Creekline Way, McKinney, Texas  75070.  Our phone number is (866) 980-2974.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and other information in this prospectus before investing in our common stock. If any of the following risks occur, our business operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words "we", "our", or "us" refer to the Company and not the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this report. If any of the following risks actually occur, our business, operating results and financial conditions could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

UNLESS WE GENERATE ADDITIONAL CAPITAL THROUGH REVENUES OR FINANCINGS, WE RISK FAILURE.

We expect to incur significant capital expenses in pursuing our plans to grow our business and obtaining additional financing through stock offerings, or other feasible financing alternatives. We may also seek funding for the development and marketing of our services through strategic partnerships and other arrangements with investment partners. It is possible that such collaborative arrangements or additional funds will not be available when needed, or on terms acceptable to us, if at all.

THE INVESTMENT AGREEMENT WITH DUTCHESS PRIVATE EQUITIES FUND, LTD. CONTEMPLATES A SALE OF OUR COMMON STOCK PRIOR TO DELIVERY OF THE PUT SHARES WHICH COULD CAUSE THE PRICE OF OUR COMMON STOCK TO FLUCTUATE.

The “open market adjustment amount” contemplates a sale of our common stock that is the subject of the put, prior to the delivery of put shares due to Dutchess Private Equities Fund, Ltd. because Dutchess Private Equities Fund, Ltd. may sell our common shares prior to delivery of a put as described in the Investment Agreement.  If we fail to deliver the put due to Dutchess Private Equities Fund, Ltd., by the 3rd business day after the closing date the Dutchess Private Equities Fund, Ltd., covering of the sale of our stock may cause our stock to fluctuate because of our small and thinly traded public float.  Our common stock price may rise and fall based on the Dutchess Private Equities Fund, Ltd., selling of our common stock prior to delivery of the put shares.

DUTCHESS PRIVATE EQUITIES FUND, LTD. WILL PAY LESS THEN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK WHICH COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

Our common stock to be issued under the Investment Agreement will be purchased at the seven percent (7%) discount to the lowest closing bid price during the five trading days immediately following our notice to Dutchess Private Equities Fund, Ltd. of our election to exercise our "put" right. Dutchess Private Equities Fund, Ltd. has a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price. If Dutchess Private Equities Fund, Ltd. sells our shares, the price of our common stock may decrease. If our stock price decreases, Dutchess Private Equities Fund, Ltd. may have a further incentive to sell such shares. Accordingly, the discounted sales price in the Investment Agreement may cause the price of our common stock to decline.

EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF OUR COMMON STOCK PURSUANT TO THE INVESTMENT AGREEMENT.

The sale of our common stock to Dutchess Private Equities, Ltd. in accordance with the Investment Agreement may have a dilutive impact on our shareholders. As a result, our net income per share could decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to Dutchess Private Equities Fund, Ltd. in order to drawdown on the Equity Line. If our stock price decreases, then our existing shareholders would experience greater dilution.

The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

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OUR INDEPENDENT AUDITORS HAVE INCLUDED A GOING CONCERN OPINION AND RELATED DISCUSSION IN THE NOTES TO OUR FINANCIAL STATEMENTS.

It should be noted that our independent auditors have included a going concern opinion and related discussion in the notes to our financial statements. The auditors have included the going concern provision because the Company showed a net loss of $94,414 during the period of January 1, 2006 through March 31, 2008 after one time organization related expenses of $160,000. Although the company's assets exceed the liabilities by $22,886, the retained earnings (deficit) is $94,414.  . Until such time we receive additional debt or equity financing, there is a risk that our auditors will continue to include a going concern provision in the notes to our financial statements. We may continue to incur losses as we spend additional capital to develop and market our products and services and establish our infrastructure and organization to support anticipated operations. We cannot be certain whether we will ever earn a significant amount of revenues or profit, or, if we do, that we will be able to continue earning such revenues or profit. Any of these factors could cause our stock price to decline and result in your losing a portion or all of your investment.

WE MAY HAVE DIFFICULTY IN ATTRACTING AND RETAINING MANAGEMENT AND OUTSIDE INDEPENDENT MEMBERS TO OUR BOARD OF DIRECTORS AS A RESULT OF THEIR CONCERNS RELATING TO THEIR INCREASED PERSONAL EXPOSURE TO LAWSUITS AND STOCKHOLDER CLAIMS BY VIRTUE OF HOLDING THESE POSITIONS IN A PUBLICLY HELD COMPANY.

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors. Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers liability insurance to pay on a timely basis the costs incurred in defending such claims. We currently do not carry limited directors and officers liability insurance. Directors and officers liability insurance has recently become much more expensive and difficult to obtain. If we are unable to provide directors and officers liability insurance at affordable rates, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

We may lose potential independent board members and management candidates to other companies that have greater directors and officers liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date which can offer greater compensation packages. The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks. As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

LEGISLATIVE ACTIONS AND POTENTIAL NEW ACCOUNTING PRONOUNCEMENTS ARE LIKELY TO IMPACT OUR FUTURE FINANCIAL POSITION AND RESULTS OF OPERATIONS.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings, which will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes as well as proposed legislative initiatives have increased our general and administrative costs as we have incurred increased legal and accounting fees to comply with such rule changes. Further, proposed initiatives are expected to result in change in certain accounting rules, including legislative and other proposals to account for employee stock options as a compensation expense. These and other potential changes could materially increase the expenses we report under accounting principles generally accepted in the United State of America, and adversely affect out operating results.

DEPENDENCE ON KEY EMPLOYEES.

Our business is dependent upon our chief executive officer David Bryant, who is responsible for our operations, including marketing and business development.

Should Mr. Bryant leave our employ, our business may be adversely affected. In the event of future growth in administration, marketing and customer support functions, we may have to increase the depth and experience of our management team by adding new members. Our success will depend to a large degree upon the active participation of our key officers and employees. Loss of services of Mr. Bryant could have a significant adverse effect on our operations and prospects.

There can be no assurance that we will be able to employ qualified persons on acceptable terms to replace officers who become unavailable.

CERTAIN NEVADA CORPORATION LAW PROVISIONS COULD PREVENT A POTENTIAL TAKEOVER, WHICH COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

We are incorporated in the State of Nevada. Certain provisions of Nevada corporate law could adversely affect the market price of our common stock. Because Nevada corporate law, NRS Sections 78.378 to 78.3793, contain provisions with respect to acquisition of a controlling interest in a corporation, it would be more difficult for someone to acquire control of us. Nevada corporate law also discourages proxy contests making it more difficult for you and other stockholders to elect directors other than the candidate or candidates nominated by our board of directors.

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TAXATION OF DIVIDENDS.

In the absence of an applicable treaty between the United States and the government of the country of which a stockholder is a citizen, if such stockholder is not a United States citizen or a resident alien of the United States, pursuant to United States income tax law, all dividends payable by us on our capital stock to any such stockholder are subject to withholding rate of 30 percent. As of the effective date of this report, there is no way to determine which of our potential stockholders may be subject to the 30 percent withholding requirement.

FINANCIAL PROJECTIONS; DISTRIBUTIONS OF CASH.

Any projections and related assumptions discussed in this report were based on information about circumstances and conditions existing as of the date of this report. The projections and estimated financial results are based on estimates and assumptions that are inherently uncertain and, though considered reasonable by us, are subject to significant business, economic, and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. Accordingly, there can be no assurance that the projected results will be realized or that actual results will not be significantly lower than projected. We do not intend to update the projections. The inherent uncertainties in results increase materially for years closer to the end of the projected period. Neither we nor any other person or entity assumes any responsibility for the accuracy or validity of the projections.

OUR COMMON STOCK IS THINLY TRADED, SO YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO SELL YOUR SHARES TO RAISE MONEY OR OTHERWISE DESIRE TO LIQUIDATE YOUR SHARES.

Our common stock has historically been sporadically or "thinly-traded" on the Pink Sheets, meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent. As of June 12, 2008, our average trading volume per day for the past thirty days was approximately 29,150 shares a day. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that current trading levels will continue.

YOU MAY BE UNABLE TO SELL YOUR COMMON STOCK AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU.

The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market price, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

VOLATILITY IN OUR COMMON STOCK PRICE MAY SUBJECT US TO SECURITIES LITIGATION.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Inasmuch as the current bid and ask price of our common stock is less than $5.00 per share, our shares are classified as "penny stock" under the rules of the SEC. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person's account for transactions in penny stocks; and that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

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In order to approve a person's account for transactions in penny stocks, the broker or dealer must: obtain financial information and investment experience objectives of the person; and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination; and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THE MARKET FOR PENNY STOCKS HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include: control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

VOTING CONTROL OF OUR COMMON STOCK IS POSSESSED BY DAVID BRYANT. ADDITIONALLY, THIS CONCENTRATION OF OWNERSHIP COULD DISCOURAGE OR PREVENT A POTENTIAL TAKEOVER OF BUYER GROUP INTERNATIONAL THAT MIGHT OTHERWISE RESULT IN YOUR RECEIVING A PREMIUM OVER THE MARKET PRICE FOR YOUR COMMON STOCK.

The voting control of our common stock is in David Bryant, our chief executive officer. Mr. Bryant owns 39,000,000 shares of our common.  Holders of our common stock are entitled to one non-cumulative vote on all matters submitted to our stockholders. The result of Mr. Bryant's voting control is that he has the ability to control all matters submitted to our stockholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions. Additionally, this concentration of voting power could discourage or prevent a potential takeover of the company that might otherwise result in your receiving a premium over the market price for your common stock.

THE ELIMINATION OF MONETARY LIABILITY AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES UNDER OUR ARTICLES OF INCORPORATION AND THE EXISTENCE OF INDEMNIFICATION RIGHTS TO OUR DIRECTORS, OFFICERS AND EMPLOYEES MAY RESULT IN SUBSTANTIAL EXPENDITURES BY BUYER GROUP INTERNATIONAL AND MAY DISCOURAGE LAWSUITS AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES.

Our articles of incorporation contain provisions, which eliminate the liability of our directors for monetary damages to us and our stockholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we maybe unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit us and our stockholders.

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OUR DIRECTORS HAVE THE RIGHT TO AUTHORIZE THE ISSUANCE OF ADDITIONAL SHARES OF OUR PREFERRED STOCK AND ADDITIONAL SHARES OF OUR COMMON STOCK.

Our directors, within the limitations and restrictions contained in our articles of incorporation and without further action by our stockholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. We have no intention of issuing additional shares of preferred stock at the present time. Any issuance of additional shares of preferred stock could adversely affect the rights of holders of our common stock.

Should we issue additional shares of our common stock at a later time, each investor's ownership interest in our stock would be proportionally reduced. No investor will have any preemptive right to acquire additional shares of our common stock, or any of our other securities.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD, WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Item 4.  Use of Proceeds.

We will not receive any proceeds from the resale of the common stock by the selling shareholder; however, we will receive up to $10,000,000 if we draw down the full commitment under the equity line of credit. We will use such proceeds as working capital for general corporate purposes.

Item 5.  Determination of Offering Price

This prospectus relates to the resale of up to 10,000,000 shares of our Common Stock, par value $0.001 per share (“Common Stock”) of which 5,000,000 shares are issuable to Dutchess Private Equities Fund, Ltd. (“Dutchess”), and 5,000,000 shares are issuable in connection with our agreement with Paradise Capital Group, LLC.  The Selling Security holders may sell their common stock from time to time at prevailing market prices.

Our Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is quoted on the over-the-counter market and prices are reported on the Pink Sheets under the symbol “BYRG.” On June 12, 2008, the closing price as reported was $.03.

Item 6.  Dilution.

The sale of our common stock to Dutchess Private Equities Fund, Ltd. in accordance with the Investment Agreement, and our common stock issuable to Paradise Capital Group, LLC, may have a dilutive impact on our shareholders.

Item 7.  Selling Security Holders.

We agreed to register for resale shares of common stock by the selling security holders listed below. The selling security holders may from time to time offer and sell any or all of their shares that are registered under this prospectus. The selling security holders, and any participating broker-dealers are "underwriters" within the meaning of the Securities Act of 1933, as amended. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling security holders in connection with the sales of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by each of the selling security holders named below and as adjusted to give effect to the sales of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling security holders and we have not independently verified this information. The selling security holders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling security holders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

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Except as indicated below, the selling security holders have never held any position or office with us, nor are any of the selling security holders associates or affiliates of any of our officers or directors. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days. The "Number of Shares Beneficially Owned After the Offering" column assumes the sale of all shares offered.

As explained below under "Plan of Distribution," we have agreed with the selling security holders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

Name	Number of Shares Beneficially Owned Prior to Offering(1)	Number of Shares Offered	Number of Shares Beneficially Owned After the Offering
Dutchess Private Equities Fund, Ltd. (2)	5,000,000	5,000,000	0
Paradise Capital Group, LLC(3)	5,000,000	5,000,000	0

 (1)  The actual number of shares of common stock offered in this prospectus, and  included  in the registration statement of which this prospectus is a part, includes  such additional number of shares of common stock as may be issued or  issuable  upon  draws  under  the  Dutchess Equity Line.

(2)	Michael Novielli and Douglas Leighton are the directors of Dutchess Private Equities Fund, Ltd.
(3)	Jason DeOliviera is the President of Paradise Capital Group LLC.

TRANSACTION WITH DUTCHESS PRIVATE EQUITIES FUND LTD.

On June 12, 2008 we entered into an Investment Agreement with Dutchess Private Equities Fund, Ltd. (the "Investor"). Pursuant to this Agreement, the Investor shall commit to purchase up to $10,000,000 of our common stock over the course of thirty-six (36) months. The amount that we shall be entitled to request from each purchase ("Puts") shall be equal to, at our election, either (i) up to $250,000 or (ii) 200% of the average daily volume (U.S. market only) of the common stock for the ten (10) trading days prior to the applicable Put Notice Date, multiplied by the average of the three (3) daily closing bid prices immediately preceding the Put Date.

The put date shall be the date that the Investor receives a put notice of a draw down by us. During the Open Period, the Company shall not be entitled to submit a Put Notice until after the previous Closing has been completed. The purchase price shall be set at ninety-three percent (93%) of the lowest closing Best Bid price of the Common Stock during the pricing period. The pricing period shall be the five (5) consecutive trading days immediately after the put notice date. There are put restrictions applied on days between the put date and the closing date with respect to that particular put. During this time, we shall not be entitled to deliver another put notice. Further, we shall reserve the right to withdraw that portion of the put that is below seventy-five percent (75%) of the lowest closing bid prices for the 10-trading day period immediately preceding each put notice.

We are obligated to file a registration statement with the Securities and Exchange Commission ("SEC") covering 5,000,000 shares of the common stock underlying the Investment Agreement within 15 days after the closing date. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the closing date. We shall have an ongoing obligation to register additional shares of our common stock as necessary underlying the draw downs. The Agreement does not impose any penalties on us for failure to meet either the 15 day or the 90 day obligation; however, we shall endeavor to meet both such deadlines.

TRANSACTION WITH PARADISE CAPITAL GROUP, LLC.

On May 1, 2008, we entered into a Consulting Agreement with Paradise Capital Group, LLC (“PCG”), by which PCG would provide various financial communications services for a period of 1 year in exchange for 5,000,000 shares of our common stock.

Item 8. Plan of Distribution.

Our Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is traded on the over-the-counter market on the Pink Sheets under the symbol "BYRG." As of June 23, 2008, our common shares were trading at $0.035 per share.

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The shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed.

The distribution of the shares may be effected in one or more of the following methods:

-	ordinary brokers transactions, which may include long or short sales;
-	transactions involving cross or block trades on any securities or market where our common stock is trading;
-	through direct sales to purchasers or sales effected through agents;
-	short sales after this registration statement becomes effective;
-	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
-	Privately negotiated transactions;
-	Broker-dealers may agree with the selling security holder to sell a specified number of such shares at a stipulated price per share;
-	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise); or
-	any combination of the foregoing.

Selling security holders may sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling security holders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling security holders. The selling security holders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts.

In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling security holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

The selling security holders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

The selling security holders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

If the selling security holders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act of 1933.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling security holders.

Notwithstanding anything set forth herein, no NASD member will charge commissions that exceed 8% of the total proceeds of the offering.

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Item 9. Description of Securities to be Registered.

General

Our authorized capital stock consists of 400,000,000 Shares of common stock, $0.001 par value per Share and no shares of preferred stock. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 400,000,000 shares of common stock, $0.001 par value per Share.  Currently we have 60,000,000 common shares are issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this registration statement are fully paid and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We have no shares of preferred stock authorized.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

Item 10. Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by VanWassehnova & Associates to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 11. Information with Respect to the Registrant.

Organization Within Last Five Years

We were incorporated in November 1994 in the State of Nevada under the name Curlew Resource Corporation. In December of 2006, we filed a certificate of amendment changing our name to Buyer Group International, Inc.  In May of 2008 we filed a certificate of amendment increasing our authorized shares to 400,000,000.

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Description of Business

General

Buyer Group International, Inc., (“BGI”) started with a focus on helping regular people achieve home ownership investment without a lot of cash or existing credit.  The family business started small acquiring its first rental property in 2004 and grew over the course of a 2 year period to 21 properties managed for lease or sale. BGI has the ability to clear inventory (purchase or sale) through either retail lease markets or wholesale market such as public auctions and tax lien sales. We share in the benefit and obligations gaining tax advantages.  The initial investments were by family and friends and equity participation from various sources.  Initially, construction operations were performed by Custom Home Builder Josten Equities on some profit share basis.  The company’s goal is to leverage off of existing resources to grow the company’s inventory by showing consistent turnover and effective pipeline management of new wholesale opportunities.

Market

Our ultimate goal is to build an exchange for property owners that either want to upgrade or downgrade their living options by creating a “swap space” where the company can carry or participate in real estate transaction instead of traditional broker’s fees which total 5-7% of a real estate transaction.  The market for this type of transaction will grow to $6 Billion in 7-10 years.  The purpose is to identify and invest capital into real estate markets that experience abrupt shift in supply/demand conditions while the underlying fundamentals have changed little.  BGI currently invests in areas of existing housing, and residential lots slated for build-out or development closeout, distressed condition or even distressed financial capitalization such as bankruptcy and foreclosure or back taxes owed on the land.

The Dallas metropolitan area is in the top 10 of the fastest growing areas nationwide with a new homes market that has already seen a growth of over 10% in the first 2 quarters of 2004 continuing solidly over two years into 2006 with steady growth and appreciation slightly above the 14 year national average of 4.5%. Texas also has 4 of the top 10 highest foreclosure cities in the country with Dallas at #11.  Currently, interest rates are rising overall and expected to continue to do so for the next 5 years, creating lots of opportunity.  Lower income and first-time homebuyers are more sensitive to the upward trend in interest rates. However, the more mobile market segments, luxury/move-up/active-adult, are less rate sensitive, have stronger household balance sheets, and more discretionary purchasing power.  The strength of the active-adult market is felt in the 78 million baby boomers that will peak in terms of homeownership in this decade, giving many reverse mortgage opportunities to fund assisted living.

BGI targets the lower segment $80,000 to $300,000 with the brand names HomesDirectSM and the higher end market as Concierge InternationalSM.  More than 22 million families are expected to move each year around the USA and 75 million more births and immigration additions over the next 10 years will create the longest residential growth boom in history.

Strategy

Purchase and develop existing properties that have been on the market for a longer than average period of time, pre foreclosures, REO properties, or builder closeouts at a discount to face value of the existing retail market.  Establish value by identifying highest and best use and marketability to facilitate rapid exchange with end goal of selling property at highest price.

Create direct exchange using the Internet and National Publications that give people what they are searching for while offering them the option to exchange what they currently have.  The growth space for this type of transaction looks to cut out the traditional broker system that occupies the space and takes 5-7% in fees and along with traditional closing costs totals 10% or more of a conventional transaction.  BGI will take a flat fee or profit participation position in helping people who wish to exchange their property for another and will provide add on services such as tax deferments on capital gains and estate planning.

Mission

Create national exchange with inventory for lease or sale of 2% of the current national inventory structuring solutions for all stakeholders involved, the home owners, investors, tenants, and bankers.

The current national 1.7 million inventory level for homes that are in financial distress often clog the lending system with unreasonable financial models that are outdated and often never see the end of a mortgage paid to term any more.  The 30 year fixed mortgage which historically made banks the most money are often paid out in 2-5 years for first time home owners and 7-10 for seasoned home owners.  Rising interest rates often keep home owners from trading up or getting “bang for their buck” and can dissuade home owners from moving at a time when economically advantageous due to lack of affordable financing, reasonable inventory costs, or both.  BGI will bring flexible financing to the markets allowing existing interest rates to be carried forward when home owners wish to sell, lease, exchange, or divest their property and give them the best tax advantage available.

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Services

•	HomesDirectSM prospects interested sellers and enters into negotiations for sale or exchange
•	Structured partnerships of the property establishes a beneficial equitable interest in the property – deposit in EQUITYBANCSM
•	Matching service for potential new owner on a lease/sales basis are processed matching the home and arrange assumptions of ownership with cash/finance available giving exit strategy for owners
•	Impute the EQUITYBANCSM interest into a trust arrangement
•	BGI maintains interest for at five years and allows home owners access to their equity until they sell to another owner
•	Equity Accounts maintained through bank trust arrangements until termination

Keys to Success

1.	Traditional Buy and Hold – Accelerate Returns
2.	Partnership Investing – Smart Builders, Lenders, Investors
3.	Owner Exchange - HomesDirectSM ChargeUp Cashflow
4.	Buy Low – Turn around and sell high
5.	Protect Property Values from Decline - EquityBancSM

Market Analysis

People need housing in the range of 2.5 Billion cubic feet in the next 10 years. Utilizing a cost leadership strategy plus a quicker turn of the existing asset base for with lower upfront capital employed we can turn the asset generated returns from 25% to 141% or even 265% in the same amount of time on similar property.  Our goal is to average no less than 75% return on capital annualized for distressed deals.  Market conditions and people that historically were out of reach for homeownership provides us with continuous ongoing pool of buyers regardless of market conditions and provides for equity management for homeowners in a variety of situations.

Home ownership is a consistent wealth builder over the longer term however it requires massive capital investment.  BGI increases social responsibility and provides new profit centers for home owners to take advantage of by providing them solutions when the market is illiquid by nature.

Market and Cost Drivers

If a house is available at wholesale pricing, in good shape, 40-60% LTV then we buy it for cash. Private equity runs 10%-18% to borrow. But the equity in a house is freely available. The key is to tap into it and create a public exchange that shuffles equity between owners pro-rata to the size of their investment. The company takes a profit of providing the service. There is an offer for exchange on property that fits what home owners need and give them an exchange for their old home and use equity as a financial tool. There is a flat fee or equity split assigned to the investment group at final disposition. Further borrowing costs can be reduced by implementing equity and debt capital management strategies to produce acceptable ranges of hurdle rates. The average cost of borrowing may produce an average float somewhere between 7% and 12%.

Early to market strategies and equity management in the asset inventory payoff the remaining balance owed on the original note at final disposition, we get to borrow capital at lower costs, reducing our average cost of capital range closer to 5-8% even if rates continue to rise. The float we can create in this financing arrangement is a powerful value generator in the business. The opportunities we look at washed through formulaic criteria to establish a benchmark.

ReducingCosts

In a contrarian scenario the worse indicators turn the more information, time and ability an investor has to wait out the competition and the forces that are against the best deals.  The exchange model of HomesDirectSM allows homeowners to directly trade their homes up or down with the backing of a finance company that offers support services available during the relocation window.  22 million Americans relocate every year and reducing the transaction costs will allow a smoother transition. The fees are captured and assistance is provided financial on a per credit basis for equity that home owners have already built up with termination dates for their financial benefits and obligations held in trust.

By adopting a stakeholder framework, cutting edge equity and debt management strategies and tested portfolio theories we can generate better cash flow off of inventory turnover.  The company can grow while acquiring inventory and create a natural hedge against loss in value while creating value for consistent, profitable, and sustainable growth.

DESCRIPTION OF PROPERTY

Our business office is located at Buyer Group International, Inc., 812 Creekline Way, McKinney, TX 75070.

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LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the Pink Sheets under the symbol “BYRG”. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 155 shareholders of our common stock.

Rule 144 Shares

As of June 23, 2008 there are 45,000,000 shares of our common stock held by control persons, which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. Sales under Rule 144 are subject availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

In connection with the Investment Agreement we have entered into a Registration Rights Agreement with the Investor which is filed as an exhibit.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E , Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at  http://www.sec.gov.

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BUYER GROUP INTERNATIONAL, INC.
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

MARCH 31, 2008

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To the Board of Directors
Buyer Group International, Inc.

We have reviewed the accompanying balance sheet of Buyer Group International, Inc. and subsidiary (a Texas corporation) as of March 31, 2008, and the related statements of income and retained earnings and cash flows for the three months ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Buyer Group International, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

VanWassehnova & Associates

VanWassehnova & Associates

May 22, 2008

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BUYER GROUP INTERNATIONAL, INC. AND SUBSIDIARY
Consolidated Balance Sheet
March 31, 2008

Assets

Current Assets
Cash	$45,148

Other Assets-Investment Trusts	22,163

Total Assets	$67,311

Liabilities and Shareholders' Equity

Current Liabilities
Accounts payable	$165
Line of credit	44,260

Total Current Liabilities	44,425

Commitments and Contingencies	-

Shareholders' Equity
Capital stock	60,000
Additional paid in capital	200,000
Retained earnings (deficit)	(94,414)
Stock subscriptions receivable	(142,700)

Total Shareholders' Equity	22,886

Total Liabilities and Shareholders' Equity	$67,311

The accompanying notes are an integral part of these consolidated financial statements.

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BUYER GROUP INTERNATIONAL, INC. AND SUBSIDIARY
Consolidated Statement of Income
For the Three Months Ended March 31, 2008

Revenues	$37,100

Cost of Sales	-

Gross Profit	37,100

Operating Expenses
General & Administrative	36,270

Operating Income (Loss)	830

Other Income (Expenses)
Investment Trusts	(3,124)

Total Other Income & Expenses	(3,124)

Net Income (Loss)	$(2,294)

The accompanying notes are an integral part of these consolidated financial statements.

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BUYER GROUP INTERNATIONAL, INC. AND SUBSIDIARY
Consolidated Statement of Cash Flows
For the Three Months Ended March 31, 2008

Cash Flows from Operating Activities
Net Income (Loss)	$(2,294)
Changes in operating assets and liabilities
(Increase) decrease in investment trusts	(9,221)
Increase (decrease) in accounts payables	(399)

Net cash used by operating activities	(11,914)

Cash Flows from Investing Activities
Payments on line of credit	(461)

Cash Flows from Financing Activities
Payments on stock subscriptions receivable	57,300

Net Increase in Cash	44,925

Cash at Beginning of Period	223

Cash at End of Period	$45,148

Supplemental Disclosures:
Cash paid for interest	$-

Cash paid for income taxes	$-

The accompanying notes are an integral part of these consolidated financial statements.

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BUYER GROUP INTERNATIONAL, INC. & SUBSIDIARY
Consolidated Statement of Shareholders' Equity

	December 2007	Changes	March 2008

Retained Earnings	$-	$-	$-
Net Income (Loss)	(92,120)	(2,294)	(94,414)

Total Retained Earnings (Deficit)	(92,120)	(2,294)	(94,414)

Common Stock	60,000	-	60,000

Additional Paid in Capital	200,000	-	200,000

Stock Subscriptions Receivable	(200,000)	57,300	(142,700)

Total Shareholders' Equity	$(32,120)	$55,006	$22,886

The accompanying notes are an integral part of these consolidated financial statements.

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BUYER GROUP INTERNATIONAL, INC. AND SUBSIDIARY
Notes to the Financial Statements
March 31, 2008

Note 1 - Organization and Business

Buyer Group International, Inc. (the Company), a Nevada corporation, is a privately owned company with its principal offices in Dallas, Texas, with a subsidiary office in Austin, Texas. The core business of the Company is purchasing residential properties in distress, repairing them and returning them to retail marketability.  The Company's success is based upon its ability to purchase real estate at lower than market value, in distressed conditions, in need of repair and re-market the property on a lease or for-sale basis.  The downturn in the national real estate market provides ample opportunity to purchase properties well below the market retail price of just a year ago.  Dallas is one of the most stable regions in the country giving the company a strategic edge in that it enjoys steadily increasing prices even in down markets.  The company seeks to grow by capitalizing into other markets that share similar traits as Dallas and Texas as a whole.

Note 2 - Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents include money market accounts and highly liquid investments with an original maturity of three months or less.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits.  The Company has not experienced any losses in such accounts and management believes that it is not exposed to any significant credit risk for cash.

Principles of Consolidation

The accompanying consolidated financial statements present the consolidated balance sheet, consolidated statement of income and consolidated statement of cash flows of Buyer Group International, Inc. and its subsidiary. All significant intercompany transactions and balances have been eliminated.

Investment Trusts

Investment Trusts consist of three different real estate trusts.  The Company is a 90% beneficiary in two and a 50% beneficiary in the other one.  The balance sheet amounts are stated at the amounts reported as taxable income or loss for the year plus contributions made. The net asset value at March 31, 2008 was approximately $2,076,300.

Property, Plant and Equipment

Property, plant and equipment are depreciated over their expected useful lives using the straight-line method. Maintenance and repairs that do not extend the life of assets are expensed as incurred. Expenditures which improve or extend the life of assets are capitalized. At December 31, 2006, property, plant and equipment consisted of property and land with a cost of $88,285.  This was sold during 2007.

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Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company recognizes deferred income tax assets and liabilities for the expected future tax consequences of events that have been recognized differently for financial reporting and tax reporting purposes. Under this method, deferred income tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax basis of assets and liabilities using enacted rates and laws in effect in the years in which the differences are expected to reverse. Deferred income tax assets are evaluated for realization based on a more-likely-than-not criteria in determining if a valuation allowance should be provided. At March 31, 2008, no deferred income tax assets or liabilities have been recorded.

Organization Costs

In accordance with generally accepted accounting principles, one time organization costs of $160,000 were expensed in 2006.  No further organization costs are anticipated by management.

Note 3 - Subsidiaries

The following parent/subsidiary relationship exist:

Buyer Group International, Inc.
BGI Group, LC (100%)

Note 4 - Commitments and Contingencies

Claims

The Company is periodically involved in various claims and other actions arising in the ordinary course of business.  Management is not aware of any asserted or unasserted claims that will have a material adverse effect on the financial position or results of operations of the Company.

Going Concern

As indicated in the accompanying financial statements, the Company showed a net loss of $94,414 during the period of January 1, 2006 through March 31, 2008 after one time organization related expenses of $160,000. Although the company's assets exceed the liabilities by $22,886, the retained earnings (deficit) is $94,414. These factors create an uncertainty about the Company's ability to continue as a going concern. Management has developed a plan to reduce its liabilities through the sale of assets and through obtaining additional capital. The ability of the Company to continue as a going concern is dependent on acquiring this additional capital. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 5 - Common Stock

Buyer Group International, Inc. has authorized 400,000,000 shares of common stock with a par value of $.001.  As of December 31, 2007, 60,000,000 shares are outstanding.  Additional paid in capital of $142,700 in shareholders' equity is financed from one shareholder and it is shown as a stock subscription receivable under shareholders' equity.

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Note 6 - Line of Credit

The Company maintains a line of credit agreement with Capital One for $50,000.  It is collateralized by accounts receivables and bears an interest rate of 10.25% (prime plus 3.6%).  The balance at March 31, 2008 was $44,260

Note 7 - Investment Note

Trust accounts hold certain real property as either cash flow, deferred gains in value, or both.  The amounts are represented as unrealized gains on the balance sheet and netted against the asset.  Any revenue is recognized as per accounting standards and recorded on the accrual basis.  When a beneficial interest is sold from a trust, the revenue is recognized and any gains or losses from the disposition are then recorded.  One certain 873,000 sq. ft. property is recorded at an estimated market value of $2,000,000. The City of Leander, a suburb of Austin, Texas has extended its extra territorial jurisdiction to include areas formerly considered outside of the City's jurisdiction.  The resulting demographic changes have created a demand for what was once agricultural property.  Buyer Group International, Inc., through an LLC has entered into a trust to develop the unencumbered land, valued at $2,000,000, for a 50% beneficial interest in the equity and profits from the project.  BGI will conduct a 2,000,000 shares private placement to the trust to ensure that equity can be capitalized. The land already has power and water and the development includes the improvements of curbs & gutters, upgraded pads and the improved capacity on water & sewage facilities to bring the total value to an anticipated $3,000,000 upon completion.

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BUYER GROUP INTERNATIONAL, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2007

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Independent Auditors' Report

To the Board of Directors and Stockholders
Buyer Group International, Inc.

We have audited the consolidated balance sheet of Buyer Group International, Inc. and subsidiary (a Texas corporation) as of December 31, 2007 and the related statement of income, cash flows and shareholders' equity for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Buyer Group International, Inc. and subsidiary as of December 31, 2007, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has suffered losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in the notes. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

VanWassehnova & Associates

Conroe, Texas
May 9, 2008

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BUYER GROUP INTERNATIONAL, INC. AND SUBSIDIARY
Consolidated Balance Sheet
December 31, 2007

Assets

Current Assets
Cash	$223

Other Assets-Investment Trusts	12,942

Total Assets	$13,165

Liabilities and Shareholders' Equity

Current Liabilities
Accounts payable	$564
Line of credit	44,721

Total Current Liabilities	45,285

Commitments and Contingencies	-

Shareholders' Equity
Capital stock	60,000
Additional paid in capital	200,000
Retained earnings (deficit)	(92,120)
Stock subscriptions receivable	(200,000)

Total Shareholders' Equity	(32,120)

Total Liabilities and Shareholders' Equity	$13,165

The accompanying notes are an integral part of these consolidated financial statements.

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BUYER GROUP INTERNATIONAL, INC. AND SUBSIDIARY
Consolidated Statement of Income
For the Year Ended December 31, 2007

Revenues	$102,821

Cost of Sales	89,812

Gross Profit	13,009

Operating Expenses
General & Administrative	71,843

Operating Income (Loss)	(58,834)

Other Income (Expenses)
Interest Expense	(2,929)
Interest Income	220
Forgiveness of Debt	102,000
Insurance Proceeds	47,500
Investment Trusts	19,312

Total Other Income & Expenses	166,103

Net Income	$107,269

The accompanying notes are an integral part of these consolidated financial statements.

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BUYER GROUP INTERNATIONAL, INC. AND SUBSIDIARY
Consolidated Statement of Cash Flows
For the Year Ended December 31, 2007

Cash Flows from Operating Activities
Net Income	$107,269
Changes in operating assets and liabilities
(Increase) decrease in investment trusts	(1,931)
Increase (decrease) in accounts payables	(15,667)

Net cash used by operating activities	89,671

Cash Flows from Investing Activities
Disposition of property and equipment	88,285
Payments on line of credit	(4,606)
Forgiveness of debt	(102,000)
Payments on long-term debt	(85,000)

Net cash provided by investing activities	(103,321)

Net Increase in Cash	(13,650)

Cash at Beginning of Year	13,873

Cash at End of Year	$223

Supplemental Disclosures:
Cash paid for interest	$2,929

Cash paid for income taxes	$-

The accompanying notes are an integral part of these consolidated financial statements.

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BUYER GROUP INTERNATIONAL, INC. & SUBSIDIARY
Consolidated Statement of Shareholders' Equity

	December 2006		Changes		December 2007
Retained Earnings	$		$		$
Net Income (Loss)		(199,389)		107,269		(92,120)
Total Retained Earnings (Deficit)		(199,389)		107,269		(92,120)
Common Stock		60,000				60,000
Additional Paid in Capital		200,000				200,000
Stock Subscriptions Receivable		(200,000)				(200,000)
Total Shareholders' Equity		$(139,389)		$107,269		$(32,120)

The accompanying notes are an integral part of these consolidated financial statements.

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BUYER GROUP INTERNATIONAL, INC. AND SUBSIDIARY
Notes to the Financial Statements
December 31, 2007

Note 1 - Organization and Business

Buyer Group International, Inc. (the Company), a Nevada corporation, is a privately owned company with its principal offices in Dallas, Texas, with a subsidiary office in Austin, Texas. The core business of the Company is purchasing residential properties in distress, repairing them and returning them to retail marketability. The Company's success is based upon its ability to purchase real estate at lower than market value, in distressed conditions, in need of repair and re-market the property on a lease or for-sale basis. The downturn in the national real estate market provides ample opportunity to purchase properties well below the market retail price of just a year ago. Dallas is one of the most stable regions in the country giving the company a strategic edge in that it enjoys steadily increasing prices even in down markets. The company seeks to grow by capitalizing into other markets that share similar traits as Dallas and Texas as a whole.

Note 2 - Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents include money market accounts and highly liquid investments with an original maturity of three months or less.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and management believes that it is not exposed to any significant credit risk for cash.

Principles of Consolidation

The accompanying consolidated financial statements present the consolidated balance sheet, consolidated statement of income and consolidated statement of cash flows of Buyer Group International, Inc. and its subsidiary. All significant intercompany transactions and balances have been eliminated.

Investment Trusts

Investment Trusts consist of six different real estate trusts. The Company is a 90% beneficiary in five and a 50% beneficiary in the other one. The balance sheet amounts are stated at the amounts reported as taxable income or loss for the year plus contributions made. The net asset value at December 31, 2007 was approximately $2,208,000.

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Advertising

The Company's policy is to expense advertising costs as incurred and amounted to $30 for 2007.

Property, Plant and Equipment

Property, plant and equipment are depreciated over their expected useful lives using the straight-line method. Maintenance and repairs that do not extend the life of assets are expensed as incurred. Expenditures which improve or extend the life of assets are capitalized. At December 31, 2006, property, plant and equipment consisted of property and land with a cost of $88,285. This was sold during 2007.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company recognizes deferred income tax assets and liabilities for the expected future tax consequences of events that have been recognized differently for financial reporting and tax reporting purposes. Under this method, deferred income tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax basis of assets and liabilities using enacted rates and laws in effect in the years in which the differences are expected to reverse. Deferred income tax assets are evaluated for realization based on a more-likely-than-not criteria in determining if a valuation allowance should be provided. At December 31, 2007, no deferred income tax assets or liabilities have been recorded.

Organization Costs

In accordance with generally accepted accounting principles, one time organization costs of $160,000 were expensed in 2006. No further organization costs are anticipated by management.

Note 3 - Subsidiaries

The following parent/subsidiary relationship exist:

Buyer Group International, Inc. BGI Group, LC (100%)

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Note 4 - Commitments and Contingencies

Claims

The Company is periodically involved in various claims and other actions arising in the ordinary course of business. Management is not aware of any asserted or unasserted claims that will have a material adverse effect on the financial position or results of operations of the Company.

Going Concern

As indicated in the accompanying financial statements, the Company showed a net loss of $199,389 during the year ended December 31, 2006 after one time organization related expenses of $160,000. As of that date, the Company's current liabilities of $150,558 exceeded its current assets by $136,685 and its total liabilities exceeded in its total assets by $139,389. 2007 reflected a profit of $107,269 which included forgiveness of debt income of $102,000 and insurance proceeds of $47,500. These factors create an uncertainty about the Company's ability to continue as a going concern. Management has developed a plan to reduce its liabilities through the sale of assets and through obtaining additional capital. The ability of the Company to continue as a going concern is dependent on acquiring this additional capital. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 5 - Common Stock

Buyer Group International, Inc. has authorized 400,000,000 shares of common stock with a par value of $.001. As of December 31, 2007, 60,000,000 shares are outstanding. Additional paid in capital of $200,000 in shareholders' equity is financed from one shareholder and it is shown as a stock subscription receivable under shareholders' equity.

Note 6 - Line of Credit

The Company maintains a line of credit agreement with Capital One for $50,000. It is collateralized by accounts receivables and bears an interest rate of 10.25% (prime plus 3.6%). The balance at December 31, 2007 was $44,721.

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Note 7 - Investment Note

Trust accounts hold certain real property as either cash flow, deferred gains in value, or both. The amounts are represented as unrealized gains on the balance sheet and netted against the asset. Any revenue is recognized as per accounting standards and recorded on the accrual basis. When a beneficial interest is sold from a trust, the revenue is recognized and any gains or losses from the disposition are then recorded. One certain 873,000 sq. ft. property is recorded at an estimated market value of $2,000,000. The City of Leander, a suburb of Austin, Texas has extended its extra territorial jurisdiction to include areas formerly considered outside of the City's jurisdiction. The resulting demographic changes have created a demand for what was once agricultural property. Buyer Group International, Inc., through an LLC has entered into a trust to develop the unencumbered land, valued at $2,000,000, for a 50% beneficial interest in the equity and profits from the project. BGI will conduct a 2,000,000 shares private placement to the trust to ensure that equity can be capitalized.

The land already has power and water and the development includes the improvements of curbs & gutters, upgraded pads and the improved capacity on water & sewage facilities to bring the total value to an anticipated $3,000,000 upon completion.

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BUYER GROUP INTERNATIONAL, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

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Independent Auditors’ Report

To the Board of Directors and Stockholders
Buyer Group International, Inc.

We have audited the consolidated balance sheet of Buyer Group International, Inc. and subsidiary (a Texas corporation) as of December 31, 2006 and the related statement of income, cash flows and shareholders' equity for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Buyer Group International, Inc. and subsidiary as of December 31, 2006, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has suffered losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in the notes. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

VanWassehnova & Associates

Conroe, Texas
December 29, 2007

The accompanying notes are an integral part of these consolidated financial statements.

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BUYER GROUP INTERNATIONAL, INC. AND SUBSIDIARY
Consolidated Balance Sheet
December 31, 2006

Assets

Current Assets
Cash	$13,873

Property, Plant and Equipment, net	88,285

Other Assets
Investment Trusts	11,011

Total Assets	$113,169

Liabilities and Shareholders' Equity

Current Liabilities
Accounts payable	$16,231
Line of credit	49,327
Current portion of long-term debt	85,000

Total Current Liabilities	150,558

Long-term debt	102,000

Commitments and Contingencies	-

Shareholders' Equity
Capital stock	60,000
Additional paid in capital	200,000
Retained earnings (deficit)	(199,389)
Stock subscriptions receivable	(200,000)

Total Shareholders' Equity	(139,389)

Total Liabilities and Shareholders' Equity	$113,169

The accompanying notes are an integral part of these consolidated financial statements.

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BUYER GROUP INTERNATIONAL, INC. AND SUBSIDIARY
Consolidated Statement of Income
For the Year Ended December 31, 2006

Revenues	$108,561

Operating Expenses
General & Administrative	61,483

Operating Loss	47,078

Other Expenses
Interest	6,901
Investment Trusts	79,566
Organization Costs	160,000

Total Other Expenses	246,467

Net Loss	$(199,389)

The accompanying notes are an integral part of these consolidated financial statements.

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BUYER GROUP INTERNATIONAL, INC. AND SUBSIDIARY
Consolidated Statement of Cash Flows
For the Year Ended December 31, 2006

Cash Flows from Operating Activities
Net Loss	$(199,389)
Changes in operating assets and liabilities
(Increase) decrease in investment trusts	(11,011)
Increase (decrease) in accounts payables	16,231

Net cash used by operating activities	(194,169)

Cash Flows from Investing Activities
Acquisition of property and equipment	(88,285)
Proceeds from line of credit	49,327
Proceeds from long-term debt	187,000

Net cash used in investing activities	148,042

Cash Flows from Financing Activities
Issuance of stock	260,000
Stock subscriptions receivable	(200,000)

Net cash provided by financing activities	60,000

Net Increase in Cash	13,873

Cash at Beginning of Year	-

Cash at End of Year	$13,873

Supplemental Disclosures:
Cash paid for interest	$(6,901)

Cash paid for income taxes	$-

The accompanying notes are an integral part of these consolidated financial statements.

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BUYER GROUP INTERNATIONAL, INC. & SUBSIDIARY
Consolidated Statement of Shareholders' Equity

	December 2005	Changes	December 2006

Retained Earnings	$-	$-	$-
Net Loss	-	(199,389)	(199,389)

Total Retained Earnings (Deficit)	-	(199,389)	(199,389)

Common Stock	-	60,000	60,000

Additional Paid in Capital	-	200,000	200,000

Stock Subscriptions Receivable	-	(200,000)	(200,000)

Total Shareholders' Equity	$-	$(139,389)	$(139,389)

The accompanying notes are an integral part of these consolidated financial statements.

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BUYER GROUP INTERNATIONAL, INC. AND SUBSIDIARY
Notes to the Financial Statements
December 31, 2006

Note 1 - Organization and Business

Buyer Group International, Inc. (the Company), a Nevada corporation, is a privately owned company with its principal offices in Dallas, Texas, with a subsidiary office in Austin, Texas. The core business of the Company is purchasing residential properties in distress, repairing them and returning them to retail marketability. The Company's success is based upon its ability to purchase real estate at lower than market value, in distressed conditions, in need of repair and re-market the property on a lease or for-sale basis. The downturn in the national real estate market provides ample opportunity to purchase properties well below the market retail price of just a year ago. Dallas is one of the most stable regions in the country giving the comany a strategic edge in that it enjoys steadily increasing prices even in down markets. The company seeks to grow by capitalizing into other markets that share similar traits as Dallas and Texas as a whole.

Note 2 - Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents include money market accounts and highly liquid investments with an original maturity of three months or less.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and management believes that it is not exposed to any significant credit risk for cash.

Principles of Consolidation

The accompanying consolidated financial statements present the consolidated balance sheet, consolidated statement of income and consolidated statement of cash flows of Buyer Group International, Inc. and its subsidiary. All significant intercompany transactions and balances have been eliminated.

Investment Trusts

Investment Trusts consist of 14 different real estate trusts. The Company is a 90% beneficiary in 11 and a 100% beneficiary in the other 3. The balance sheet amounts are stated at the amounts reported as taxable income or loss for the year plus contributions made. The net asset value at December 31, 2006 was approximately $295,000.

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Advertising

The Company's policy is to expense advertising costs as incurred and amounted to $1,929 for 2006.

Property, Plant and Equipment

Property, plant and equipment are depreciated over their expected useful lives using the straight-line method. Maintenance and repairs that do not extend the life of assets are expensed as incurred. Expenditures which improve or extend the life of assets are capitalized. Property, plant and equipment consist of property and land with a cost of $88,285.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company recognizes deferred income tax assets and liabilities for the expected future tax consequences of events that have been recognized differently for financial reporting and tax reporting purposes. Under this method, deferred income tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax basis of assets and liabilities using enacted rates and laws in effect in the years in which the differences are expected to reverse. Deferred income tax assets are evaluated for realization based on a more-likely-than-not criteria in determining if a valuation allowance should be provided. At December 31, 2006, no deferred income tax assets or liabilities have been recorded.

Organization Costs

In accordance with generally accepted accounting principles, one time organization costs of $160,000 have been expensed in the current year. No further organization costs are anticipated by management.

Note 3 - Subsidiaries

The following parent/subsidiary relationship exist:

Buyer Group International, Inc. BGI Group, LC (100%)

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Note 4 - Commitments and Contingencies

Operating Leases

The Company leases office space in Dallas, Texas which is accounted for as an operating lease. Rent expense amounted to $24,000 for the year ended December 31, 2006. As of the end of 2006, the lease was on a month to month basis.

Claims

The Company is periodically involved in various claims and other actions arising in the ordinary course of business. Management is not aware of any asserted or unasserted claims that will have a material adverse effect on the financial position or results of operations of the Company.

Going Concern

As indicated in the accompanying financial statements, the Company showed a net loss of $199,389 during the year ended December 31, 2006 after one time organization related expenses of $160,000. As of that date, the Company's current liabilities of $150,558 exceeded its current assets by $136,685 and its total liabilities exceeded in its total assets by $139,389. Those factors create an uncertainty about the Company's ability to continue as a going concern. Management has developed a plan to reduce its liabilities through the sale of assets and through obtaining additional capital. The ability of the Company to continue as a going concern is dependent on acquiring this additional capital. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 5 - Common Stock

Buyer Group International, Inc. has authorized 400,000,000 shares of common stock with a par value of $.001. As of December 31, 2006, 60,000,000 shares are outstanding. Additional paid in capital of $200,000 in shareholders' equity is financed from one shareholder and it is shown as a stock subscription receivable under shareholders' equity.

Note 6 - Line of Credit

The Company maintains a line of credit agreement with Capital One for $50,000. It is collateralized by accounts receivables and bears an interest rate of 10.25% (prime plus 3.6%). The balance at December 31, 2006 was $49,327.

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Note 7 - Long-Term Debt

Real estate loan collateralized by Lot 2 Cheyenne Crossing a short term CD of $12,750. Interest only at prime plus 1%.	$85,000

Business loan payable to NKB Interests LLC with no term and not collateralized by assets with balloon payment in equity or interest.	$35,000

Business loan payable to Texas Art Traders LLC with no term and not collateralized by assets with balloon payment in equity or interest.	$67,000

187,000
Less Current Maturities	85,000

Long-Term Debt	$102,000

The entire balance of long-term debt is due in 2009.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

During the next twelve to thirty six months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

Stage I - Corporate Formation/Capital Raising – 12 months

We are a development stage corporation, presently in our first stage of development. We anticipate we will complete this stage in the next twelve to fifteen months. We are establishing our corporate existence as a publicly traded corporation, raising founder capital, and conducting strategic and operational planning for the acquisition of real estate and both residential and commercial.

This phase of our development is designed to attract just small amount of customers which is aimed at testing and refining our process to reach breakeven and create customer awareness. We have budgeted for this first phase an initial operating capital of $200,000 which is being provided by our founding principal, related business consulting, and legal/accounting work.  Following is a breakdown of the anticipated budget expenses for the 12 months of operations:

$15,000 FOR LEGAL
$11,500 FOR AUDIT
$5,500 FOR TRAVEL AND PROMOTION
$50,000 CAPITALIZATION OF ASSETS, EQUIPMENT, and LEASES
$118,000-WORKING CAPITAL and PAYROLL, PERSONNEL FOR FIELD OFFICES

Revenues are expected to be marginal or break even during this stage of operation.

We are in the process of negotiating for acquisition of excavation and mortgage operations that will enhance our ability to vertically integrate into the markets. The costs of acquisitions are negligible, usually requiring some accounting and legal work totaling no more than $2,500. We intend to offer stock as compensation for our acquisitions totaling no more than 50,000 shares for the total purchases. The existing businesses will retain a 15% management contract with salaries funded out of cash flows. Financials will be released on quarterly basis.

Our business is located in McKinney, TX, one of the state’s top headquarter cities with centers for Raytheon and United American Health Care (Torchmark) located here. The business has field offices located in Amarillo, TX and Austin, TX.  The business also has a web presence at http://www.buyergroupint.com hosted by Go Daddy DNS and Web hosting services.

Stage II –Marketing and Distribution 12-24 months

Towards the end of stage I, we plan to aggressively expand our operation and business. This phase of development is planned to be completed in 18 to 24 months.  We want to establish 6 more field offices in regions around the country to support expansion into other markets around the country that support moderate to heavy growth but yet are experiencing turbulent markets.

In Stage I and stage II Mr. David Bryant will travel to New York, Bethesda, Houston, Greenville, Georgia, and Florida to speak with regional prospects about expanding into those markets with operations and ties to the local markets.  We will speak about the processes designed around purchasing distressed properties and restoring them to market ready or profitable conditions.  We will seek to add a layer of financing to their existing business models that re-capitalize those company’s abilities to finance operations, purchase and sell properties, and integrate financial services surrounding their lines of business.

We will discuss funding of capital to branding the HomesDirectSM and ConciergInternationalSM models. We will have published materials that break down the market economics for First Timers, Move-Up and Active Adult, plus how to woo international purchasers and market overseas.  We will discuss how field offices should add budget for contractor services and we will add mortgage operations to support the acquisitions, repair, and financing of inventory.  We will set growth targets for each region and discuss pipeline inventory management of 15-20 projects per year with a profit margin of $20,000 per project.  We will help field offices establish first year sales targets and growth goals to sustainably grow and maintain a pipeline of projects.  This market will mainly be to middle investors of accredited status or with a proven track record in the industry. We anticipate capital expenditure for each field office will run $250,000 capital and allocations of company stock, and about another $500,000 for capital equipment, leases, and annualized expense budgets.

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Stage III – Expanding Into Commercial Development 18-36 months

Upon completion of stage I and concurrently with stage II we will seek to establish construction projects that help the company develop in the commercial sector.  We plan to enter into our third and final development period, integrated commercial development.  In this final stage, we plan to have the ability to purchase and hold, long term, raw lands.  We will work with land owners to contribute to partnerships and hold until proper development windows are achieved.  We will set out plans to utilize contractor and construction companies, bring the raw land to commercial grade.  The development of residential units and pad sites in above named regions we will further our inventory model, driven by marketing and sales, we plan to expand inventory for home owners.

 We plan to concentrate on creating and expanding strategic relationships with land owners, commercial and residential builders, and also regional banks, to offer improved and valuable property for sale to the public at large. Capital requirements are estimated to be $2,500,000 for this phase of operation allocated as follows:

$500,000 project acquisitions
$25,000 legal and accounting
$25,000 for marketing and distribution
$250,000 working capital, expansion of payroll, etc.
$200,000 equipment and capital leases
$1,500,000 existing inventory re-capitalization

With the addition of field offices in NY and Florida we anticipate that we will be able to venture into commercial development that is consistent with our acquisition models and re-capitalization of existing business to further growth and development of residential and commercial opportunities. Thank you.

Strategy and Implementation Summary

Exchange Model

For each asset acquired basic costs drivers associated:

1.	Acquisition costs are roughly 5% of MV for each asset acquired
2.	Fix-up costs run 1% - 10% of MV
3.	Vacancy costs can be as much as 20% of annual revenue streams per asset, database mining becomes critical
4.	Disposition runs 3-6% of final sales price
5.	Title company and mortgage costs add another 1-3%

For each asset acquired current revenue streams anticipated:

1.	Investment deposit from new resident
2.	Flat fees from exchange transactions
3.	Monthly lease cash flows
4.	10-90% of equity remainder captured at final dispositions
5.	Financial fees for add-on services

Results of Operations

For the period ending March 31, 2008, we had $37,100 in revenue. Expenses for the period totaled $39,394 resulting in a Net loss of $2,294.

Capital Resources and Liquidity

As of March 31, 2008 we had $45,148 in cash.

We believe we can satisfy our cash requirements for the next twelve months with our current cash. However, if we are unable to satisfy our cash requirements we may be unable to proceed with our plan of operations. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we will suspend or cease operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of June 23, 2008 are as follows:

NAME	AGE	POSITION

David A. Bryant	35	Chief Executive Officer, Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

David A. Bryant

David A. Bryant is the current Director and CEO of Buyer Group International, Inc.  He is an M.B.A. and graduated from The University of Texas and holds the Harvard Square L.I.F.A. Chartered Financial designation.  He identified a need in the marketplace to efficiently return properties to occupancy, whether lease residence or homes that cycle into an expanding pool of buyers.  The strategic focus is buy cheap, fix up, sell high.  The need for a clearinghouse type of company that reduces vacancy and foreclosure in the marketplace creates win-win situations for the stakeholders involved, owners, investors, and bankers. Prior to developing his real estate investing career, David was a marketing analyst and project manager for Fortune 500 companies Motorola, Applied Materials, Apple Computer, Dell Computers, and formerly as a Senior Sales Analyst for a public telecom company.  When he’s not working he can be found studying Aikido at a local dojo in Dallas.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

Summary Compensation Table; Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended December 31, 2007 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

David A. Bryant, Chief Executive Officer, Principal Accounting Officer and Director	2007	$0	0	0	0	0	0	0	$0

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through December 31, 2007.

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Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending December 31, 2007 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

 Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our officers or directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of June 23, 2008 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	David A. Bryant 812 Creekline Way McKinney, TX 75070	39,000,000	65%

Common Stock	Charles Christopher 812 Creekline Way McKinney, TX 75070	6,000,000	10%

Common Stock	All executive officers and directors as a group	39,000,000	65%

(10)	Based upon 60,000,000 shares outstanding as of June 23, 2008.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

In November 2006 David Bryant purchased 45,000,000 shares of common stock from Aidan Capital Management, LLC in exchange for $250,000.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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BUYER GROUP INTERNATIONAL, INC.
10,000,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is:  June _, 2008

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PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$11.80
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$20,000
Legal fees and expense	$30,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$50,011.80

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification Of Directors And Officers.

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

II-1

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Item 15. Recent Sales Of Unregistered Securities.

In November 2006 David Bryant purchased 45,000,000 shares of common stock from Aidan Capital Management, LLC in exchange for $250,000.  These shares of our Common Stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Bryant had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In November 2006 David Bryant issued 6,000,000 shares to Charles Christopher in exchange for services rendered to the Company.  These shares of our Common Stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Christopher had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Investment Agreement
10.2	Registration Rights Agreement
10.3	Consulting Agreement
23.1	Consent of Vanwassehnova and Associates
23.2	Consent of Counsel, as in Exhibit 5.1
24.1	Power of Attorney

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in McKinney, Texas on June 23, 2008.

BUYER GROUP INTERNATIONAL, INC.

By:	/s/David A. Bryant
David A. Bryant
Chairman of the Board of Directors, Chief Executive Officer,

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